HealthEquity Reports Third Quarter Ended October 31, 2023 Financial Results
Highlights of the third quarter include:
•Revenue of $249.2 million, an increase of 15% compared to $216.1 million in Q3 FY23.
•Net income of $14.7 million, compared to net loss of $1.6 million in Q3 FY23, with non-GAAP net income of $52.2 million, an increase of 61% compared to $32.4 million in Q3 FY23.
•Net income per diluted share of $0.17, compared to net loss per diluted share of $0.02 in Q3 FY23, with non-GAAP net income per diluted share of $0.60, compared to $0.38 in Q3 FY23.
•Adjusted EBITDA of $95.6 million, an increase of 30% compared to $73.4 million in Q3 FY23.
•8.3 million HSAs, an increase of 8% compared to Q3 FY23.
•Total HSA Assets of $22.6 billion, an increase of 12% compared to Q3 FY23.
•15.3 million Total Accounts, including both HSAs and complementary CDBs, an increase of 5% compared to Q3 FY23.
•The Company agreed to acquire the BenefitWallet HSA portfolio.

Draper, Utah – December 5, 2023 – HealthEquity, Inc. (NASDAQ: HQY) ("HealthEquity" or the "Company"), the nation's largest health savings account ("HSA") custodian, today announced financial results for its third quarter ended October 31, 2023.
"Team Purple delivered another quarter of year-over-year double-digit revenue growth plus margin expansion," said Jon Kessler, President and CEO of HealthEquity. "Our outlook reflects our ability to sustain that trend by remaining focused, together with our partners and clients, on the needs of the healthcare consumer."
Third quarter financial results
Revenue for the third quarter ended October 31, 2023 was $249.2 million, an increase of 15% compared to $216.1 million for the third quarter ended October 31, 2022. Revenue this quarter included: service revenue of $107.5 million, custodial revenue of $106.6 million, and interchange revenue of $35.1 million.
HealthEquity reported net income of $14.7 million, or $0.17 per diluted share, and non-GAAP net income of $52.2 million, or $0.60 per diluted share, for the third quarter ended October 31, 2023. The Company reported a net loss of $1.6 million, or $0.02 per diluted share, and non-GAAP net income of $32.4 million, or $0.38 per diluted share, for the third quarter ended October 31, 2022.
Adjusted EBITDA was $95.6 million for the third quarter ended October 31, 2023, an increase of 30% compared to the third quarter ended October 31, 2022. Adjusted EBITDA was 38% of revenue, compared to 34% for the third quarter ended October 31, 2022.
Account and asset metrics
HSAs as of October 31, 2023 were 8.3 million, an increase of 8% year over year, including 592,000 HSAs with investments, an increase of 12% year over year. Total Accounts as of October 31, 2023 were 15.3 million, including 7.0 million other consumer-directed benefits ("CDBs").
Total HSA Assets as of October 31, 2023 were $22.6 billion, an increase of 12% year over year. Total HSA Assets included $14.0 billion of HSA cash and $8.6 billion of HSA investments. Client-held funds, which are deposits held on behalf of our Clients to facilitate administration of our CDBs, and from which we generate custodial revenue, were $0.8 billion as of October 31, 2023.
BenefitWallet HSA portfolio acquisition
On September 18, 2023, we signed an agreement to acquire the BenefitWallet HSA portfolio from Conduent Business Services, LLC, which portfolio consists of approximately $2.8 billion of HSA Assets held in approximately 665,000 customer accounts, in exchange for a purchase price of approximately $425 million and up to $20 million in transfer-related expenses. The acquisition is expected to close in multiple tranches during the first half of fiscal 2025, subject to the satisfaction of certain customary closing conditions.
Business outlook
For the fiscal year ending January 31, 2024, management expects revenue of $985 million to $995 million. Its outlook for net income is between $34 million and $39 million, resulting in net income of $0.39 to $0.45 per diluted share. Its outlook for non-GAAP net income, calculated using the method described below, is between $181 million and $188 million, resulting in non-GAAP net income per diluted share of $2.08 to $2.16 (based on an estimated 87 million diluted weighted-average shares outstanding). Management expects Adjusted EBITDA of $350 million to $360 million.
For the fiscal year ending January 31, 2025, management expects revenue of approximately $1.140 billion to $1.160 billion and Adjusted EBITDA of approximately 38-39% of revenue. These amounts assume an average annualized yield on HSA cash of approximately 3.00%.
See “Non-GAAP financial information” below for definitions of our Adjusted EBITDA and non-GAAP net income. A reconciliation of the non-GAAP financial measures used throughout this release (other than with respect to our Adjusted EBITDA outlook for the fiscal year ending January 31, 2025) to the most comparable GAAP financial measures is included with the financial tables at the end of this release. A reconciliation of our Adjusted EBITDA outlook for the fiscal year ending January 31, 2025 to net income, its most directly comparable GAAP measure, is not included, because our net income outlook for this future period is not available without unreasonable efforts as we are unable to predict the ultimate outcome of certain significant items excluded from this non-GAAP measure (such as depreciation and amortization, stock-based compensation expense, and income tax provision).
Conference call
HealthEquity management will host a conference call at 4:30 pm (Eastern Time) on Tuesday, December 5, 2023 to discuss the fiscal 2024 third quarter financial results. The conference call will be accessible by dialing 1-833-630-1956, or 1-412-317-1837 for international callers, and referencing conference ID "HealthEquity, Inc. call." A live audio webcast of the call will be available on the investor relations section of our website at http://ir.healthequity.com.
Non-GAAP financial information
To supplement our financial information presented on a GAAP basis, we disclose non-GAAP financial measures, including Adjusted EBITDA, non-GAAP net income, and non-GAAP net income per diluted share.
•Adjusted EBITDA is adjusted earnings before interest, taxes, depreciation and amortization, amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, amortization of incremental costs to obtain a contract, costs associated with unused office space, and certain other non-operating items.
•Non-GAAP net income is calculated by adding back to GAAP net income (loss) before income taxes the following items: amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, costs associated with unused office space, and losses on extinguishment of debt, and subtracting a non-GAAP tax provision using a normalized non-GAAP tax rate.
•Non-GAAP net income per diluted share is calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding.
Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. We believe that these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to the Company's financial condition and results of operations. The Company cautions investors that non-GAAP financial information, by its nature, departs from GAAP; accordingly, its use can make it difficult to compare current results with results from other reporting periods and with the results of other companies. In addition, while amortization of acquired intangible assets is being excluded from non-GAAP net income, the revenue generated from those acquired intangible assets is not excluded. Whenever we use these non-GAAP financial measures, we provide a reconciliation of the applicable non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed in the tables below.
About HealthEquity
HealthEquity and its subsidiaries administer HSAs and other consumer-directed benefits for our more than 15 million accounts in partnership with employers, benefits advisors, and health and retirement plan providers who share our mission to connect health and wealth and value our culture of remarkable “Purple” service. For more information, visit www.healthequity.com.

Forward-looking statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our industry, business strategy, plans, goals and expectations concerning our markets and market position, product expansion, future operations, expenses and other results of operations, revenue, margins, profitability, acquisition synergies, future efficiencies, tax rates, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “may,” “believes,” “intends,” “seeks,” “aims,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this press release.
Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to be correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, risks related to the following:
•our acquisition of the BenefitWallet HSA portfolio may not be consummated, and if consummated, we may not realize the expected benefits;
•our dependence on the continued availability and benefits of tax-advantaged HSAs and other CDBs;
•our ability to adequately place and safeguard our custodial assets, or the failure of any of our depository or insurance company partners;
•the impact from a decline in interest rate levels on our financial results;
•our ability to realize the anticipated financial and other benefits from combining the operations of recent and future acquisitions with our business successfully;
•our ability to compete effectively in a rapidly evolving healthcare and benefits administration industry;
•our ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets;
•the significant competition we face and may face in the future, including from those with greater resources than us;
•the impact of societal and economic changes arising out of the COVID-19 pandemic on the Company, our operations and our financial results;
•our reliance on the availability and performance of our technology and communications systems;
•potential future cybersecurity breaches of our technology and communications systems and other data interruptions, including resulting costs and liabilities, reputational damage and loss of business;
•the current uncertain healthcare environment, including changes in healthcare programs and expenditures and related regulations;
•our ability to comply with current and future privacy, healthcare, tax, ERISA, investment adviser and other laws applicable to our business;
•our reliance on partners and third-party vendors for distribution and important services;
•our ability to develop and implement updated features for our technology and communications systems; and
•our reliance on our management team and key team members.
For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the fiscal year ended January 31, 2023 and subsequent periodic and current reports. Past performance is not necessarily indicative of future results. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
Investor Relations Contact
Richard Putnam
801-727-1000
rputnam@healthequity.com

HealthEquity, Inc. and subsidiaries
Condensed consolidated balance sheets

(in thousands, except par value)	October 31, 2023	January 31, 2023
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$334,061	$254,266
Accounts receivable, net of allowance for doubtful accounts of $4,876 and $4,989 as of October 31, 2023 and January 31, 2023, respectively	96,181	96,835
Other current assets	44,166	31,792
Total current assets	474,408	382,893
Property and equipment, net	7,660	12,862
Operating lease right-of-use assets	50,329	56,461
Intangible assets, net	860,514	936,359
Goodwill	1,648,145	1,648,145
Other assets	52,446	52,180
Total assets	$3,093,502	$3,088,900
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$13,419	$13,899
Accrued compensation	31,208	45,835
Accrued liabilities	41,840	43,668
Current portion of long-term debt	—	17,500
Operating lease liabilities	9,769	10,159
Total current liabilities	96,236	131,061
Long-term liabilities
Long-term debt, net of issuance costs	874,270	907,838
Operating lease liabilities, non-current	50,580	58,988
Other long-term liabilities	17,711	12,708
Deferred tax liability	66,737	82,665
Total long-term liabilities	1,009,298	1,062,199
Total liabilities	1,105,534	1,193,260
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value, 100,000 shares authorized, no shares issued and outstanding as of October 31, 2023 and January 31, 2023, respectively	—	—
Common stock, $0.0001 par value, 900,000 shares authorized, 85,800 and 84,758 shares issued and outstanding as of October 31, 2023 and January 31, 2023, respectively	9	8
Additional paid-in capital	1,808,695	1,745,716
Accumulated earnings	179,264	149,916
Total stockholders’ equity	1,987,968	1,895,640
Total liabilities and stockholders’ equity	$3,093,502	$3,088,900

HealthEquity, Inc. and subsidiaries
Condensed consolidated statements of operations and comprehensive income (loss) (unaudited)

	Three months ended October 31,		Nine months ended October 31,
(in thousands, except per share data)	2023	2022	2023	2022
Revenue
Service revenue	$107,512	$108,580	$318,343	$315,962
Custodial revenue	106,575	74,642	299,933	199,606
Interchange revenue	35,132	32,864	118,924	112,339
Total revenue	249,219	216,086	737,200	627,907
Cost of revenue
Service costs	75,347	76,493	232,445	232,281
Custodial costs	9,177	6,812	27,310	20,543
Interchange costs	6,287	5,923	20,281	19,240
Total cost of revenue	90,811	89,228	280,036	272,064
Gross profit	158,408	126,858	457,164	355,843
Operating expenses
Sales and marketing	19,656	17,245	58,714	49,648
Technology and development	55,614	48,890	163,573	140,653
General and administrative	26,379	25,131	78,363	74,795
Amortization of acquired intangible assets	23,213	23,541	69,545	71,420
Merger integration	2,655	6,509	8,157	23,486
Total operating expenses	127,517	121,316	378,352	360,002
Income (loss) from operations	30,891	5,542	78,812	(4,159)
Other expense
Interest expense	(13,545)	(12,165)	(41,814)	(34,119)
Other income, net	3,741	443	8,325	174
Total other expense	(9,804)	(11,722)	(33,489)	(33,945)
Income (loss) before income taxes	21,087	(6,180)	45,323	(38,104)
Income tax provision (benefit)	6,414	(4,539)	15,975	(12,170)
Net income (loss) and comprehensive income (loss)	$14,673	$(1,641)	$29,348	$(25,934)
Net income (loss) per share:
Basic	$0.17	$(0.02)	$0.34	$(0.31)
Diluted	$0.17	$(0.02)	$0.34	$(0.31)
Weighted-average number of shares used in computing net income (loss) per share:
Basic	85,697	84,572	85,424	84,349
Diluted	87,122	84,572	86,707	84,349

HealthEquity, Inc. and subsidiaries
Condensed consolidated statements of cash flows (unaudited)

	Nine months ended October 31,
(in thousands)	2023	2022
Cash flows from operating activities:
Net income (loss)	$29,348	$(25,934)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	115,167	120,726
Stock-based compensation	59,939	50,310
Amortization of debt discount and issuance costs	2,150	2,454
Loss on extinguishment of debt	1,157	—
Other non-cash items	—	269
Deferred taxes	(15,928)	(10,565)
Changes in operating assets and liabilities:
Accounts receivable, net	654	(451)
Other assets	(12,820)	6,809
Operating lease right-of-use assets	8,241	6,169
Accrued compensation	(14,829)	(11,630)
Accounts payable, accrued liabilities, and other current liabilities	(2,363)	(33,170)
Operating lease liabilities, non-current	(9,966)	(5,401)
Other long-term liabilities	5,003	(4,427)
Net cash provided by operating activities	165,753	95,159
Cash flows from investing activities:
Purchases of software and capitalized software development costs	(30,413)	(35,306)
Purchases of property and equipment	(1,134)	(2,971)
Acquisitions of HSA portfolios	(3,257)	(70,574)
Net cash used in investing activities	(34,804)	(108,851)
Cash flows from financing activities:
Principal payments on long-term debt	(54,375)	(6,562)
Settlement of client-held funds obligation, net	(183)	(1,579)
Proceeds from exercise of common stock options	3,404	6,616
Net cash used in financing activities	(51,154)	(1,525)
Increase (decrease) in cash and cash equivalents	79,795	(15,217)
Beginning cash and cash equivalents	254,266	225,414
Ending cash and cash equivalents	$334,061	$210,197

HealthEquity, Inc. and subsidiaries
Condensed consolidated statements of cash flows (unaudited) (continued)

	Nine months ended October 31,
(in thousands)	2023	2022
Supplemental cash flow data:
Interest expense paid in cash	$44,194	$36,268
Income tax payments, net	24,777	775
Supplemental disclosures of non-cash investing and financing activities:
Purchases of software and capitalized software development costs included in accounts payable, accrued liabilities, or accrued compensation	2,882	4,099
Purchases of property and equipment included in accounts payable or accrued liabilities	98	297
Exercise of common stock options receivable	19	21
Increase in goodwill due to measurement period adjustments, net	—	77
Stock-based compensation expense (unaudited)
Total stock-based compensation expense included in the condensed consolidated statements of operations and comprehensive income (loss) is as follows:

	Three months ended October 31,		Nine months ended October 31,
(in thousands)	2023	2022	2023	2022
Cost of revenue	$4,673	$3,662	$13,222	$10,667
Sales and marketing	3,506	2,569	9,763	7,136
Technology and development	5,923	4,045	15,098	10,388
General and administrative	7,560	7,894	21,856	22,119
Total stock-based compensation expense	$21,662	$18,170	$59,939	$50,310
Total Accounts (unaudited)

(in thousands, except percentages)	October 31, 2023	October 31, 2022	% Change	January 31, 2023
HSAs	8,295	7,650	8%	7,984
New HSAs from sales - Quarter-to-date	163	170	(4)%	445
New HSAs from sales - Year-to-date	453	526	(14)%	971
New HSAs from acquisitions - Year-to-date	—	90	(100)%	90
HSAs with investments	592	529	12%	541
CDBs	6,984	6,849	2%	6,933
Total Accounts	15,279	14,499	5%	14,917
Average Total Accounts - Quarter-to-date	15,167	14,523	4%	14,677
Average Total Accounts - Year-to-date	15,034	14,482	4%	14,531

HSA Assets (unaudited)

(in millions, except percentages)	October 31, 2023	October 31, 2022	% Change	January 31, 2023
HSA cash	$13,971	$13,096	7%	$14,199
HSA investments	8,597	7,108	21%	7,947
Total HSA Assets	22,568	20,204	12%	22,146
Average daily HSA cash - Quarter-to-date	13,977	12,973	8%	13,375
Average daily HSA cash - Year-to-date	14,024	12,941	8%	13,049
Client-held funds (unaudited)

(in millions, except percentages)	October 31, 2023	October 31, 2022	% Change	January 31, 2023
Client-held funds	$761	$759	0%	$901
Average daily Client-held funds - Quarter-to-date	794	794	0%	809
Average daily Client-held funds - Year-to-date	862	832	4%	827
Reconciliation of net income (loss) to Adjusted EBITDA (unaudited)

	Three months ended October 31,		Nine months ended October 31,
(in thousands)	2023	2022	2023	2022
Net income (loss)	$14,673	$(1,641)	$29,348	$(25,934)
Interest income	(3,713)	(443)	(7,795)	(584)
Interest expense	13,545	12,165	41,814	34,119
Income tax provision (benefit)	6,414	(4,539)	15,975	(12,170)
Depreciation and amortization	14,567	16,959	45,622	49,306
Amortization of acquired intangible assets	23,213	23,541	69,545	71,420
Stock-based compensation expense	21,662	18,170	59,939	50,310
Merger integration expenses	2,655	6,509	8,157	23,486
Acquisition costs	—	—	—	53
Amortization of incremental costs to obtain a contract	1,379	1,114	4,033	3,256
Costs associated with unused office space	950	1,181	3,252	3,788
Other	301	345	454	1,690
Adjusted EBITDA	$95,646	$73,361	$270,344	$198,740

Reconciliation of net income outlook to Adjusted EBITDA outlook (unaudited)

Outlook for the year ending
(in millions)	January 31, 2024
Net income	$34 - 39
Interest income	(12)
Interest expense	55
Income tax provision	19 - 24
Depreciation and amortization	60
Amortization of acquired intangible assets	93
Stock-based compensation expense	78
Merger integration expenses	13
Amortization of incremental costs to obtain a contract	5
Costs associated with unused office space	4
Other expense	1
Adjusted EBITDA	$350 - 360

Reconciliation of net income (loss) to non-GAAP net income (unaudited)

	Three months ended October 31,		Nine months ended October 31,
(in thousands, except per share data)	2023	2022	2023	2022
Net income (loss)	$14,673	$(1,641)	$29,348	$(25,934)
Income tax provision (benefit)	6,414	(4,539)	15,975	(12,170)
Income (loss) before income taxes - GAAP	21,087	(6,180)	45,323	(38,104)
Non-GAAP adjustments:
Amortization of acquired intangible assets	23,213	23,541	69,545	71,420
Stock-based compensation expense	21,662	18,170	59,939	50,310
Merger integration expenses	2,655	6,509	8,157	23,486
Acquisition costs	—	—	—	53
Costs associated with unused office space	950	1,181	3,252	3,788
Loss on extinguishment of debt	—	—	1,157	—
Total adjustments to income (loss) before income taxes - GAAP	48,480	49,401	142,050	149,057
Income before income taxes - Non-GAAP	69,567	43,221	187,373	110,953
Income tax provision - Non-GAAP (1)	17,391	10,805	46,843	27,738
Non-GAAP net income	52,176	32,416	140,530	83,215

Diluted weighted-average shares	87,122	84,572	86,707	84,349
Non-GAAP net income per diluted share	$0.60	$0.38	$1.62	$0.99
(1)The Company utilizes a normalized non-GAAP tax rate to provide better consistency across the interim reporting periods within a given fiscal year by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency, and which are not necessarily reflective of the Company’s longer-term operations. The normalized non-GAAP tax rate applied to each period presented was 25%. The Company may adjust its non-GAAP tax rate as additional information becomes available and in conjunction with any other significant events occurring that may materially affect this rate, such as merger and acquisition activity, changes in business outlook, or other changes in expectations regarding tax regulations.

Reconciliation of net income outlook to non-GAAP net income outlook (unaudited)

Outlook for the year ending
(in millions, except per share data)	January 31, 2024
Net income	$34 - 39
Income tax provision	19 - 24
Income before income taxes - GAAP	53 - 63
Non-GAAP adjustments:
Amortization of acquired intangible assets	93
Stock-based compensation expense	78
Merger integration expenses	13
Costs associated with unused office space	4
Total adjustments to income before income taxes - GAAP	188
Income before income taxes - Non-GAAP	241 - 251
Income tax provision - Non-GAAP (1)	60 - 63
Non-GAAP net income	$181 - 188

Diluted weighted-average shares	87
Non-GAAP net income per diluted share (2)	$2.08 - 2.16
(1)The Company utilizes a normalized non-GAAP tax rate to provide better consistency across the interim reporting periods within a given fiscal year by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency, and which are not necessarily reflective of the Company’s longer-term operations. The normalized non-GAAP tax rate applied to each period presented was 25%. The Company may adjust its non-GAAP tax rate as additional information becomes available and in conjunction with any other significant events occurring that may materially affect this rate, such as merger and acquisition activity, changes in business outlook, or other changes in expectations regarding tax regulations.
(2)Non-GAAP net income per diluted share may not calculate due to rounding of non-GAAP net income and diluted weighted-average shares.

Certain terms

Term	Definition
HSA	A financial account through which consumers spend and save long-term for healthcare on a tax-advantaged basis.
CDB	Consumer-directed benefits offered by employers, including flexible spending and health reimbursement arrangements (“FSAs” and “HRAs”), Consolidated Omnibus Budget Reconciliation Act (“COBRA”) administration, commuter and other benefits.
HSA member	Consumers with HSAs that we serve.
Total HSA Assets
HSA members’ custodial cash assets held by our federally insured depository partners and our insurance company partners. Total HSA Assets also includes HSA members' investments in mutual funds through our custodial investment fund partner.

Client	Our employer clients.
Total Accounts	The sum of HSAs and CDBs on our platforms.
Client-held funds	Deposits held on behalf of our Clients to facilitate administration of our CDBs.
Network Partner	Our health plan partners, benefits administrators, and retirement plan recordkeepers.
Adjusted EBITDA
Adjusted earnings before interest, taxes, depreciation and amortization, amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, amortization of incremental costs to obtain a contract, costs associated with unused office space, and certain other non-operating items.

Non-GAAP net income
Calculated by adding back to GAAP net income (loss) before income taxes the following items: amortization of acquired intangible assets, stock-based compensation expense, merger integration expenses, acquisition costs, gains and losses on equity securities, costs associated with unused office space, and losses on extinguishment of debt, and subtracting a non-GAAP tax provision using a normalized non-GAAP tax rate.

Non-GAAP net income per diluted share	Calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding.